                        L-3 COMMUNICATIONS HOLDINGS, INC.

                              AMENDED AND RESTATED
                         1999 LONG TERM PERFORMANCE PLAN

                                TABLE OF CONTENTS

                                                                            PAGE
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                        L-3 COMMUNICATIONS HOLDINGS, INC.
                              AMENDED AND RESTATED
                         1999 LONG TERM PERFORMANCE PLAN

SECTION 1. Purpose.

     The purpose of this Plan is to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible individuals with an opportunity to obtain or increase a proprietary interest in the Corporation and/or by providing eligible individuals with additional incentives to join or remain with the Corporation and its
Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

     (a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

          "Award" means an award granted pursuant to Section 4.

          "Award Agreement" means an agreement described in Section 6 by the
     Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.

          "Beneficiary" means a person or persons (including a trust or trusts)
     validly designated by a Participant or, in the absence of a valid designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death.

          "Board of Directors" or "Board" means the Board of Directors of the
     Corporation.

          "Cash Flow" means cash and cash equivalents derived from either (i)
     net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

          "Change in Control" means change in control as defined in Section
     7(c).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Committee described in Section 8(a).

          "Corporation" means L-3 Communications Holdings, Inc.

          "Employee" means any person, including an officer (whether or not also a director) in the regular full-time employment of the Corporation or any of its Subsidiaries who, in the opinion of the Committee is, or is expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Corporation or any of its
     Subsidiaries, but excludes, in the case of an Incentive Stock Option, an
     Employee of any Subsidiary that is not a "subsidiary corporation" of the
     Corporation as defined in Code Section 424(f).

          "EPS" means earnings per common share on a fully diluted basis determined by dividing (a) net earnings, less dividends on preferred stock of the Corporation by (b) the weighted average number of common shares and common share equivalents outstanding.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Executive Officer" means executive officer as defined in Rule 3b-7 under the Exchange Act. If the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation shall be conclusive for purposes of this Plan.

          "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

          "Insider" means any person who is subject to Section 16(b) of the
     Exchange Act.

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          "Option" means a Nonqualified Stock Option or an Incentive Stock
     Option as described in Section 4(a)(1) or (2).

          "Participant" means a person who is granted an Award, pursuant to this
     Plan, that remains outstanding.

          "Performance-Based Awards" is defined in Section 4(b).

          "Performance Goal" means EPS or ROE or Cash Flow or Total Stockholder
     Return or such other performance goal that the Committee in its sole discretion establishes in accordance with the requirements of Section
     162(m) of the Code for which applicable shareholder approval requirements are met, and "Performance Goals" means any combination thereof.

          "ROE" means consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common stockholders'
     equity.

          "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

          "Share Units" means the number of units under an Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Award is measured.

          "Stock" means shares of Common Stock of the Corporation, par value
     $0.01 per share, subject to adjustments made under Section 7 or by operation of law.

          "Subsidiary" means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

          "Total Stockholder Return" means with respect to the Corporation or other entities (if measured on a relative basis), the (1) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including, but not limited to, stock splits and stock dividends.

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     (b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Corporation, prepared in the ordinary course of business.

     (c) Rules of Construction. For purposes of this Plan and the Award
Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.

SECTION 3. Eligibility.

     Any one or more Awards may be granted to any Employee, or any non-Employee who provides services to or on behalf of the Corporation or any of its
Subsidiaries, who is designated by the Committee to receive an Award.

SECTION 4. Awards.

     (a) Type of Awards. The Committee may from time to time grant any of the following types of Awards, either singly, in tandem or in combination with other
Awards:

          (1) Nonqualified Stock Options. A Nonqualified Stock Option is an
     Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date that the Option is granted. All Nonqualified Stock Options granted in accordance with this clause (1) shall be treated as Performance-Based Awards subject to the applicable restrictions of Section 4(b).

          (2) Incentive Stock Options. An Incentive Stock Option is an Award in
     the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor section thereof. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the date the Option is granted. If a Participant on the date an Incentive Stock Option is granted owns, directly or indirectly within the meaning of Code Section
     424(d), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the exercise price per share of the

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     Incentive Stock Option shall not be less than one hundred and ten percent
     (110%) of the Fair Market Value per share of the Stock at the time of grant, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted. To the extent that the aggregate "fair market value" of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the
     Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Stock subject to options shall be determined as of the date the Options were awarded. All Incentive Stock Options granted in accordance with this clause (2) shall be treated as
     Performance-Based Awards subject to the applicable restrictions of Section
     4(b).

          (3) Stock Appreciation Rights. A Stock Appreciation Right is an Award
     in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on the appreciation in the value of the
     Stock or the Option over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions (which may include a Change in Control), as may be approved by the Committee. The minimum base price of a Stock Appreciation
     Right granted under this Plan shall be not less than the Fair Market Value of the underlying Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All Stock Appreciation Rights granted in accordance with this clause (3) shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

          (4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Restricted Stock Awards to Executive Officers that are either granted or vest upon attainment of one or more of the Performance
     Goals shall only be granted as Performance-Based Awards under Section 4(b).
     The minimum vesting period for Awards of Restricted Stock made after April
     27, 2004 shall be three years following date of grant, except that
     Restricted Stock Awards made after such date that are Performance-Based
     Awards

                                        5

     shall have a minimum vesting period of one year following date of grant, and provided that the vesting schedule of any Award of Restricted Stock
     (whether or not a Performance-Based Award) made after April 27, 2004 may not be accelerated.

          (5) Other Share-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participants with Stock or the right to purchase Stock, or provide other incentive Awards (including, but not limited to, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units, or similar securities or rights)
     that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of
     Stock. The Awards shall be in a form determined by the Committee, provided that the Awards shall not be inconsistent with the other express terms of this Plan. Awards under this Section 4(a)(5) to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as
     Performance-Based Awards under Section 4(b).

     (b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the type of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for "performance-based compensation"
within the meaning of Code Section 162(m) ("Performance-Based Awards"), the
grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or any of its Subsidiaries, divisions or other business units. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or Stock Appreciation Right granted in accordance with paragraph (a)
shall be subject only to the requirements of clauses (1) and (3) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards hereinafter referred to as a "Qualifying
Option" or a "Qualifying Stock Appreciation Right", respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an
Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant.

          (1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

          (2) Performance Goals. The performance goals for any Awards under this
     Section 4(b) (other than Qualifying Options and Qualifying Stock
     Appreciation Rights) shall be, on an absolute or

                                        6

     relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under
     Code Section 162(m) and while the performance relating to the Performance
     Goal(s) remains substantially uncertain.

          (3) Individual Limits. The maximum number of shares of Stock or Share
     Units that are issuable under Options, Stock Appreciation Rights,
     Restricted Stock or other Awards (described under Section 4(a)(5)) that are granted as Performance-Based Awards to any Participant shall not exceed five percent of the total shares outstanding of the Corporation during the life of the Plan, either individually or in the aggregate, subject to adjustment as provided in Section 7. Awards that are cancelled or repriced during the year shall be counted against this limit to the extent required by Code Section 162(m).

          (4) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock
     Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied;
     provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of the Participant's death, permanent disability or retirement or in the event of a Change in Control as provided in Section 7(b).

          (5) Terms and Conditions of Awards; Committee Discretion to Reduce
     Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Code Section 162(m), on the payment of individual
     Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis
     (including the Committee's discretion), as the Committee may impose.
     Notwithstanding anything to the contrary above, the minimum vesting period of any Performance-Based Award granted after April 27, 2004 shall be one year following date of grant, and, to the extent that any such
     Performance-Based Award is comprised of Restricted Stock, the vesting schedule of such Award, once outstanding, may not be accelerated.

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          (6) Adjustments for Material Changes. In the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iii) any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee shall make adjustments to the Performance
     Goals and/or targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Performance-Based Award.

          (7) Interpretation. Except as specifically provided in this Section
     4(b), the provisions of this Section 4(b) shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to Executive Officers as
     "performance-based compensation" under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

          (8) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the Award was initially granted.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

     (a) Aggregate Share Limit. (i) The maximum number of shares of Stock that may be issued pursuant to all Awards under the Plan is 14,500,000 and (ii) the maximum number of such shares of Stock that may be issued pursuant to all Awards of Incentive Stock Options is 3,000,000, in each case subject to adjustment as provided in this Section 5 or Section 7. The maximum number of shares of Stock for which Options and Stock Appreciation Rights (or Awards other than
Performance Based Awards pursuant to Section 4(b)) may be granted during a calendar year to any Employee shall be 500,000. Any Restricted Stock grant may not exceed, in aggregate with all other Restricted Stock grants under this Plan, two percent of the shares of Stock outstanding at the time of grant, subject to adjustment as provided in this Section 5 or Section 7.

     (b) Aggregate Share Unit Limit. The maximum number of Share Units that may be paid pursuant to all Awards shall not be more than

                                        8

1,500,000, subject to adjustment as provided in this Section 5 or Section 7.
Notwithstanding the foregoing, if an Award paid or payable in Share Units satisfies the requirements for an exclusion from the definition of a derivative security under Rule 16a-l(c) that does not require that the Award be made under a Rule 16b-3 plan, the Share Units that may be paid under the Award shall not be counted against the Share Unit limit of this Section 5(b).

     (c) Reissue of Shares and Share Units. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award, shall again be available for Award under Section 5(a) or 5(b), as applicable, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the
Participant's ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Awards and subsequently reacquired by the
Corporation pursuant to the terms and conditions of the Awards shall be available for reissuance under the Plan.

     (d) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan may be adopted by the
Committee, as it deems necessary or appropriate.

     (e) Treasury Shares; No Fractional Shares. The Stock which may be issued
(which term includes Stock reissued or otherwise delivered) pursuant to an Award under this Plan may be treasury or authorized but unissued Stock or Stock acquired, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions to satisfy the requirements of this Plan. No fractional shares shall be issued but fractional interests may be accumulated.

     (f) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the
Committee, consistent with Sections 10(d) and 4(a)(1), (2) and (3), may require.

     (g) Purchase or Exercise Price; Withholding. The exercise or purchase price
(if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid at or prior to the time of the delivery of such Stock in cash or, subject to the Committee's express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i)

                                        9

cash, (ii) the delivery of shares of Stock, (iii) a reduction in the amount of
Stock or other amounts otherwise issuable or payable pursuant to such Award, or
(iv) to the extent permitted by law, the delivery of a promissory note or other obligation for the future payment in money, the terms and conditions of which shall be determined (subject to Section 10(d)) by the Committee. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made.

     (h) Cashless Exercise. The Committee may also permit the exercise of the
Award and payment of any applicable withholding tax in respect of an Award by delivery of written notice, subject to the Corporation's receipt of a third party payment in full in cash (or in such other form as permitted under Section
5(g)) for the exercise price and the applicable withholding at or prior to the time of issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

     Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Stock or
Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, the applicable
Performance Goals. The Award Agreement shall also set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

     (a) Incorporated Provisions. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the
Committee in the Award Agreement otherwise (consistent with applicable legal considerations) provides:

          (1) Transferability: An Award shall not be assignable nor
     transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except that Awards, other than Incentive Stock Options, may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant's family members, during the
     Participant's lifetime. The

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     designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

          (2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

          (3) Withholding: The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award and these obligations shall be paid by the Participant on or prior to the payment of the Award. In the case of an Award payable in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of an Award paid in shares of Stock, a
     Participant shall satisfy the withholding obligation as provided in Section
     5(g) or Section 5(h).

          (4) Option Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of
     Stock, and the Corporation may impose legend and other restrictions on the
     Stock issued on exercise of the Options to enforce this requirement.

     (b) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

          (1) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or services to the Company, including any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award in these circumstances, subject, in the case of Performance-Based Awards, to the requirements for
     "performance-based compensation" under Code Section 162(m).

          (2) Vesting; Effect of Termination; Change in Control: Any other terms consistent with the terms of this Plan as are necessary and appropriate to effect the Award to the Participant, including but

                                       11

     not limited to the vesting provisions, any requirements for continued
     employment, any other restrictions or conditions (including performance requirements) of the Award, and the method by which (consistent with
     Section 7) the restrictions or conditions lapse, and the effect on the
     Award of a Change in Control. (A) The minimum vesting period for
     Performance-Based Awards made after April 27, 2004 shall be one year following date of grant and (B) the minimum vesting period for Awards of
     Restricted Stock made after April 27, 2004 shall be three years following date of grant, except that (i) Restricted Stock Awards that are
     Performance-Based Awards shall have a minimum vesting period of one year following date of grant and (ii) the vesting schedule of any Award of
     Restricted Stock (whether or not a Performance-Based Award) made after
     April 27, 2004 may not be accelerated.

          (3) Replacement and Substitution: Any provisions permitting or requiring the surrender of outstanding Awards or securities held by the
     Participant in whole or in part in order to exercise or realize rights under or as a condition precedent to other Awards, or in exchange for the grant of new or amended Awards under similar or different terms.

     (c) Contract Rights, Forms and Signatures. Any obligation of the
Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award Agreement. No
Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By accepting receipt of the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the
Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

     (a) Adjustments. If there shall occur any recapitalization, stock split
(including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the

                                       12

Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock:

          (1) proportionately adjust any or all of

               (A) the number and type of shares of Stock and Share Units which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

               (B) the number and type of shares of Stock, other property, Share
          Units or cash subject to any or all outstanding Awards,

               (C) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or
          Share Units underlying the Awards,

               (D) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

               (E) subject to Section 4(b), the performance targets or standards appropriate to any outstanding Performance-Based Awards, or

               (F) any other terms as are affected by the event; and

          (2) subject to any applicable limitations in the case of a transaction to be accounted for as a pooling of interests under generally accepted accounting principles, provide for

               (A) an appropriate and proportionate cash settlement or
          distribution, or

               (B) the substitution or exchange of any or all outstanding
          Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.

     Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made which would cause this Plan to violate Section 424(a)
of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee shall act prior to an event described in this paragraph (a) (including at the time of an Award by means of more specific provisions in

                                       13

the Award Agreement) if deemed necessary or appropriate to permit the
Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in paragraph (a).

     (b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards;
(ii) a reservation of the Committee's right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in
Control).

     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a
Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the
Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the
Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control.
The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

     Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, (i) in no event shall the
Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Awards, in respect of a transaction, if such action or inaction would be inconsistent with or would otherwise frustrate the intended accounting for a proposed transaction as a pooling of interests under generally accepted accounting principles; and (ii) if any Award to any Insider is accelerated to a date that is less than six months after the date of the
Award, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation or law in exchange for or

                                       14

through conversion into other securities), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

     (c) Change in Control Definition. For purposes of this Plan, with respect to any Award other than an Award issued pursuant to an Award Agreement that separately defines the term "change in control," a change in control shall include and be deemed to occur upon the following events:

          (1) The acquisition by any person or group (including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation or any of its Subsidiaries, of beneficial ownership
     (within the meaning of Rule 13d-3 under the Exchange Act) of 51 percent or more of the combined voting power of the Corporation's then outstanding voting securities, other than by any employee benefit plan maintained by the Corporation;

          (2) The sale of all or substantially all of the assets of the
     Corporation or of L-3 Communications Corporation or any successor thereto;
     or

          (3) The election, including the filling of vacancies, during any period of 24 months or less, of 50 percent or more, of the members of the
     Board, without the approval of Continuing Directors, as constituted at the beginning of such period. "Continuing Directors" shall mean any director of the Company who either (i) is a member of the Board on the date of grant of the relevant Award, or (ii) is nominated for election to the Board by a majority of the Board which is comprised of Directors who were, at the time of such nomination, Continuing Directors.

     (d) Business Acquisitions. Awards may be granted under this Plan on the terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Corporation or a Subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

     (a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board or subcommittee of the Compensation
Committee as may be designated by the Board and constituted so as to permit this
Plan to comply with the

                                       15

disinterested administration requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirement of Code Section 162(m). The members of the Committee shall be designated by the Board. A majority of the members of the
Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Committee.

     (b) Selection and Grant. The Committee shall have the authority to determine the individuals (if any) to whom Awards will be granted under this
Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

     (c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, Stock
Appreciation Rights, or units or other Awards granted, and the terms of any
Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this
Plan, the terms of this Plan shall govern.

     (d) Express Authority to Change Terms of Awards. The Committee may, at any
time, alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 9 (subject to any applicable limitations thereunder), except that no amendment may change the exercise price or base price of an Award, except in connection with an adjustment pursuant to
Section 7(a). Without limiting the Committee's authority under this plan
(including Sections 7 and 9), but subject to any express limitations of this plan (including under Sections 4(a)(4), 4(b)(5), 6(b)(2), 7 and 9), the
Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an
Award (subject to the maximum ten-year term under Section 4(b)), and to waive the Corporation's rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate.

     (e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the
Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be

                                       16

Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of
Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the
Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

     (f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive
Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation.
No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     (g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the
Corporation.

SECTION 9. Amendment and Termination of this Plan.

                                       17

     The Board of Directors may at any time amend, suspend or discontinue this
Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the
Participant or a Beneficiary, a Participant's family member or a trust (or similar estate planning entity) established for the benefit of a Participant and/or one or more of the Participant's family members entitled to an Award.
Notwithstanding the above, any amendment that would (i) materially increase the benefits accruing to any Participant or Participants hereunder, (ii) materially increase the aggregate number of shares of Stock, Share Units or other equity interest(s) that may be issued hereunder, or (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to shareholder approval.

SECTION 10. Miscellaneous.

     (a) Unfunded Plans. This Plan shall be unfunded. Neither the Corporation nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan.
Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

     (b) Rights of Employees.

          (1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional Award.

          (2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person's compensation or other benefits or to terminate the employment or services of a person with or without cause.

     (c) Effective Date; Duration. This Plan has been adopted by the Board of
Directors of the Corporation. This Plan shall become effective

                                       18

upon and shall be subject to the approval of the stockholders the Corporation.
This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 27, 2009. Notwithstanding the foregoing, any
Award granted prior to such date may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares subject to, comprising or referenced in such
Award.

     (d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     (e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by, and construed in accordance with, the laws of the State of New York, except as to matters of Federal law.

     (f) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the
Stock, under any other plan or authority.

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